UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

NEVRO CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36715	56-2568057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1800 Bridge Parkway

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 251-0005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 18, 2016, Nevro Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 6, 2016. Only stockholders of record as of the close of business on March 23, 2016, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 28,298,823 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. The tabulation of the stockholder votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1. The election of three directors to hold office until the 2019 annual meeting of stockholders or until their respective successor is elected:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ali Behbahani, M.D.	15,903,973	5,181,155	2,773,922
Wilfred E. Jaeger, M.D.	16,818,868	4,266,260	2,773,922
Rami Elghandour	20,772,185	312,943	2,773,922

Proposal 2. The ratification of the selection, by the audit committee of the board of directors of the Company, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016:

Votes For	Votes Against	Abstentions
23,845,928	13,122	—

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

Proposal 3. The non-binding advisory vote regarding the frequency of future advisory votes by stockholders on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
20,440,962	4,200	627,825	12,141	2,773,922

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVRO CORP.

Date: May 23, 2016	By:	/s/ Andrew H. Galligan
Andrew H. Galligan Chief Financial Officer